EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          We have issued our report dated April 10, 2000, accompanying the consolidated financial statements and included in the Annual Report of Regency Affiliates, Inc. on Form 10-K for the year ended December 31, 1999. We hereby consent to the use and incorporation of said report in the annual report on Form 10-K of Regency Affiliates, Inc. for the year ended December 31, 2000.


/s/Hausser & Taylor LLP
HAUSSER & TAYLOR LLP

Cleveland, Ohio
April 16, 2001